-------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 22, 1997


                             TRIARC COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                1-2207                   38-0471180
          --------                ------                   ----------
      (State or other          (Commission               (IRS Employer
      jurisdiction of          File Number)           Identification No.)
      incorporation)


              280 Park Avenue
             New York, New York                             10017
             ------------------                             -----
       (Address of Principal Executive Offices)          (Zip Code)


      Registrant's telephone number, including area code:  (212) 451-3000




                     -----------------------------
                  (Former Name or Former Address, if
                       Changed Since Last Report)


-------------------------------------------------------------------------------

         This Form 8-K/A of Triarc Companies, Inc. ("Triarc") constitutes Amendment No. 1 to Triarc's Current Report on Form 8-K (the "Original Form 8-K") which was filed with the Securities and Exchange Commission on June 6, 1997. This amendment furnishes information required by Item 7 of the Form.

         Certain statements in this Current Report on Form 8-K that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of Triarc Companies, Inc. ("Triarc") and its subsidiaries to be materially different from any future results, performance or achievements express or implied by such forward-looking statements. Such factors include, but are not limited to, the following: general economic and business conditions; competition; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; acceptance of new product offerings; changing trends in customer tastes; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;
availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties detailed in Triarc's Annual Report on Form 10-K for the year ended December 31, 1996. Triarc will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         As previously disclosed, on May 22, 1997 the Registrant completed the acquisition (the "Snapple Acquisition") of all of the outstanding capital stock of Snapple Beverage Corp. ("Snapple") from The Quaker Oats Company ("Quaker") for $300 million in cash (plus an $8,000,000 post-closing adjustment paid to date and subject to additional post-closing adjustments). Snapple, which markets and distributes ready-to-drink teas and juice drinks, had sales for 1996 of approximately $550 million, and is considered the market leader in the juice drinks category. Snapple, together with Mistic Brands, Inc. ("Mistic") and Royal Crown Company, Inc., each of which the Registrant also owns, operate as part of the Triarc Beverage Group. A $380 million bank financing was provided by affiliates of Donaldson Lufkin & Jenrette and Morgan Stanley, Inc. Proceeds from the financing were principally used to finance the Snapple Acquisition, to refinance existing indebtedness of Mistic of approximately $70 million and to pay certain fees and expenses associated with the Snapple Acquisition and the related financing. As of the closing date of the Snapple Acquisition, neither Quaker nor Snapple had any material relationship with the Registrant or any of its affiliates, any director or any officer of the Registrant or any associate of any such director or officer.

         A copy of the Stock Purchase Agreement relating to the Snapple Acquisition was previously filed by the Registrant in its Current Report on Form 8-K dated March 31, 1997 (SEC File No. 1-2207) . Copies of the credit agreement and the press release with respect to the closing of the Snapple Acquisition were also previously filed by the Registrant in its Current Report on Form 8-K dated May 22, 1997 (SEC File No. 1-2207) .

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired

         The financial statements, together with the notes thereto, of the business acquired (referred to herein as "Snapple") reflecting the historical results of Snapple required by this part, are set forth below.


                  (i) Audited combined financial statements of Snapple for the year ended December 31, 1996.

                  (ii) Unaudited combined financial statements of Snapple for the three months ended March 31, 1997.

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
The Quaker Oats Company:

We have audited the accompanying combined statement of assets acquired and liabilities assumed (as described in Note 2) of the Snapple Beverage Business (the "Snapple Business" as described in Note 1) of The Quaker Oats Company, as of December 31, 1996, and the accompanying combined statements of certain revenues and operating expenses (as described in Note 2) of the Snapple Business for the eleven-month and six-day period ended December 6, 1994, the twenty-five day period ended December 31, 1994 and the years ended December 31, 1995 and December 31, 1996. These statements are the responsibility of the Snapple Business' management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements have been prepared pursuant to the Stock Purchase Agreement between The Quaker Oats Company and Triarc Companies, Inc. dated March 27, 1997, as amended (described in Note 1), and are not intended to be a complete presentation of the assets and liabilities or the revenues and operating expenses on a stand-alone basis of the Snapple Business of The Quaker Oats Company.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Snapple Business as of December 31, 1996, and certain revenues and operating expenses of the Snapple Business for the eleven-month and six-day period ended December 6, 1994, the twenty-five day period ended December 31, 1994 and the years ended December 31, 1995 and December 31, 1996, and in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Chicago Illinois
June 20, 1997




                                           SNAPPLE BEVERAGE BUSINESS OF
                                              THE QUAKER OATS COMPANY
                           COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                                                 DECEMBER 31, 1996
                                                  (IN THOUSANDS)

                                   ASSETS
Current assets:
     Cash and cash equivalents..........................................................  $         4,400
     Trade accounts receivable, net of allowances of $5,100.............................           20,400
     Inventories:
        Finished goods..................................................................           18,700
        Raw materials...................................................................            3,800
        Packaging materials and supplies................................................            3,000
                                                                                          ---------------
           Total inventories............................................................           25,500
     Vending equipment held for placement...............................................           12,200
     Other current assets...............................................................            5,600
                                                                                          ---------------
           Total current assets.........................................................           68,100
Property:
     Capital leases and leasehold improvements..........................................            3,500
     Machinery and equipment............................................................           35,700
                                                                                          ---------------
        Gross property..................................................................           39,200
     Less accumulated depreciation......................................................           11,300
                                                                                          ---------------
        Property, net...................................................................           27,900
Intangible assets, net of amortization .................................................        1,790,100
Other assets............................................................................           17,200
                                                                                          ---------------
           Total assets.................................................................  $     1,903,300
                                                                                          ===============

                           LIABILITIES AND EQUITY
Current liabilities:
     Trade accounts payable.............................................................  $        10,800
     Accrued vacation, severance and sales incentives...................................            3,000
     Accrued advertising and merchandising..............................................            8,200
     Copacker contract liabilities......................................................           18,400
     Litigation and claims accrual......................................................            7,700
     Other accrued liabilities..........................................................           12,600
                                                                                          ---------------
           Total current liabilities....................................................           60,700

Long term debt..........................................................................              300
Other liabilities.......................................................................            1,500
                                                                                          ---------------
           Total liabilities............................................................           62,500
                                                                                          ---------------
Net assets acquired and liabilities assumed.............................................  $     1,840,800
                                                                                          ===============






  The  accompanying  notes to the  combined  financial  statements  are an integral part of this statement.




                                                 SNAPPLE BEVERAGE BUSINESS OF
                                                    THE QUAKER OATS COMPANY
                                COMBINED STATEMENTS OF CERTAIN REVENUES AND OPERATING EXPENSES

                                                      ELEVEN MONTHS
                                                      AND SIX DAYS      TWENTY-FIVE DAYS            TWELVE MONTHS
                                                          ENDED               ENDED                     ENDED
                                                       DECEMBER 6,        DECEMBER 31,               DECEMBER 31,
                                                                                              -----------------------
                                                          1994                1994            1995               1996
                                                          ----                ----            ----               ----
                                                                                (IN THOUSANDS)
Net sales.............................................$   648,600        $    27,200     $      608,000    $     550,800
Cost of goods sold....................................    427,900             18,300            420,200          352,900
                                                      -----------        -----------     --------------    -------------
       Gross profit...................................    220,700              8,900            187,800          197,900
                                                      -----------        -----------     --------------    -------------

Advertising and merchandising.........................     85,500              2,900            142,800          145,800
Marketing and selling.................................     17,700              1,200             34,300           42,600
Amortization of intangibles...........................      9,500              3,700             53,700           54,200
Other general and administrative expenses.............     48,400              2,000             52,000           39,700
                                                      -----------        -----------     --------------    -------------
       Total selling, general and
         administrative expenses......................    161,100              9,800            282,800          282,300
Restructuring charges ................................        --                 --              24,400           16,600
                                                      -----------        -----------     --------------    -------------

Income (loss) before interest and income taxes        $    59,600         $     (900)    $    (119,400)    $    (101,000)
                                                     ============         ==========     =============     ============




            The accompanying notes to the combined  financial  statements are an integral part of these statements.


                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


(1)    PRINCIPLES OF COMBINATION

     The financial statements include certain assets and liabilities and the operations of the Snapple Beverage Business (Snapple Business). The Snapple Business is engaged in the production, marketing and distribution of beverages under the Snapple trademark and related trademarks and trade names through Snapple Beverage Corp. (Snapple) and its subsidiaries, as well as through The Quaker Oats Company (Quaker), a New Jersey corporation, and certain affiliates of Quaker. Snapple, a Delaware corporation, is a wholly-owned subsidiary of Quaker. Refer to Note 2, "Basis of Presentation," for further discussion regarding the presentation of the financial statements. The Snapple Business has U.S. and international operations. All significant intercompany transactions have been eliminated.

     On December 6, 1994, Quaker purchased Snapple for a tender-offer price of $1.7 billion. The acquisition was accounted for as a purchase and the results of the Snapple Business were included in Quaker's consolidated financial statements from the acquisition date through the divestiture date. The information provided herein for the period ended December 6, 1994, represents the results of the Snapple Business prior to its acquisition by Quaker and may not be comparable to the other periods presented.

     On May 22, 1997, Quaker completed the sale of 100 percent of the shares of Snapple to Triarc Companies, Inc. (Triarc), a Delaware corporation located in New York, New York, for $300 million, subject to certain adjustments. In addition, certain other assets and liabilities related to the Snapple Business were transferred to Triarc or its affiliates.

(2)  BASIS OF PRESENTATION

     The financial statements have been prepared pursuant to the terms of the Stock Purchase Agreement (Agreement) between Quaker and Triarc. The Snapple Business was not separately accounted for as a business segment of Quaker as it was operated as a product line of Quaker's beverages business. Line of business reporting for the Snapple Business prepared for managerial purposes contained allocations of the expenses of Quaker's beverages business including supply chain (procurement, production and quality control), human resource, finance and accounting functions. In addition, certain other expenses were allocated to the Snapple Business including certain research and development, information services, human resource, finance, legal and administrative functions that were performed on a company-wide basis for the benefit of all operating businesses of Quaker, including the beverages business. Separate specific balance sheet accounts were not maintained for items including, but not limited to, accounts payable, employee-related liabilities, taxes or financing. As a result, the distinct and separate accounts necessary to present complete separate financial statements of the Snapple Business have not been maintained by Quaker since Snapple was acquired.

     As a result of the relationship between Snapple and Quaker, the financial position and results of operations are not indicative of the results of the Snapple Business had it been a stand-alone entity. Additionally, these financial statements are not indicative of the future financial position or results of operations of the Snapple Business.

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

     The Combined Statement of Assets Acquired and Liabilities Assumed consists of the assets and liabilities which were acquired by, or assumed by Triarc. Deferred tax assets and liabilities are excluded from the Combined Statement of Assets Acquired and Liabilities Assumed.

     Certain assets and liabilities related to the Snapple Business were retained by Quaker, including, among other things, a manufacturing facility and income tax liabilities pertaining to periods prior to the acquisition of the Snapple Business by Triarc.

COMBINED STATEMENTS OF CERTAIN REVENUES AND OPERATING EXPENSES

     The Combined Statements of Certain Revenues and Operating Expenses reflect the sales and substantially all of the costs of operating the Snapple Business in the normal and ordinary course. These costs include direct expenses and certain shared expenses incurred by Quaker on behalf of the Snapple Business. Management believes that the methods of allocating shared expenses to the Snapple Business are reasonable and approximate the costs of actual services provided. Refer to Note 5, "Supplementary Expense Information," for further discussion. Interest and income taxes are excluded.

ESTIMATES AND ASSUMPTIONS

     The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     Cash equivalents are composed of all highly liquid investments with an original maturity of three months or less.

INVENTORIES

     Inventories were valued at the lower of average quarterly cost or market and include the cost of raw materials, labor and overhead.

COMMODITY OPTIONS AND FUTURES

     Commodity options and futures contracts were used in the management of commodity price exposures. Realized and unrealized gains and losses on commodity options and futures contracts that hedged commodity price exposures were deferred and subsequently included in the cost of goods sold as the finished goods inventory was sold.

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


LONG-LIVED ASSETS

     Long-lived assets are comprised of intangible assets and fixed assets. Long-lived assets, including certain identifiable intangibles and goodwill related to those assets to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying amount to determine whether an impairment exists. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including considering prices for similar assets and results of valuation techniques to the extent available.

     Snapple long-lived assets, including intangible assets, were evaluated as of December 31, 1996, pursuant to the provisions of Financial Accounting Standards Board (FASB) Statement No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Estimated undiscounted future cash flows were compared to the carrying value of Snapple long-lived assets, including intangible assets. As the estimated undiscounted future cash flows exceeded the carrying value of long-lived assets, an impairment loss was not required or permitted to be recognized at December 31, 1996.

     On March 27, 1997, Quaker entered into an agreement to sell Snapple to Triarc. Under the provisions of FASB Statement No.121, Snapple was then considered an asset held for sale and as such the carrying value of Quaker's basis in the Snapple Business was reduced to fair market value. The fair market value used in determining the related pretax impairment loss of $1.4 billion recorded in the first quarter of 1997 was based on the sale price of $300 million.

Intangibles

     Intangible assets consist of goodwill, trademarks, proprietary formulas and distribution network/rights. Intangible assets are amortized on a straight-line basis. The balances of intangible assets at December 31, 1996, along with the related amortization periods, are as follows (in thousands):


                                                                                        INTANGIBLE
                                                                          LESS           ASSETS -     AMORTIZATION
                                                         INTANGIBLE    ACCUMULATED        NET OF         PERIOD
                                                           ASSETS     AMORTIZATION     AMORTIZATION    (IN YEARS)
                                                           ------     ------------     ------------    ----------
Goodwill..............................................$   1,336,500    $    72,500   $    1,264,000          30-40
Trademark - Snapple...................................      440,000         22,800          417,200             40
Trademark - Made From The Best
     Stuff on Earth...................................        6,000          1,800            4,200              7
Property formulas.....................................       75,200         10,500           64,700             15
Distribution network/rights...........................       44,000          4,000           40,000          10-30
                                                      -------------    -----------   --------------
Intangible assets.....................................$   1,901,700    $   111,600   $    1,790,100
                                                      =============    ===========   ==============


                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


Property and Depreciation

     Capital leases and leasehold improvements and machinery and equipment were reported at cost and depreciated on a straight-line basis over the estimated useful lives. Useful lives were 3 to 12 years for machinery and equipment. Depreciation expense for the years ended December 31, 1995 and 1996, was $4.2 million and $5.6 million, respectively. Depreciation expense for the eleven months and six days ended December 6, 1994, and the twenty-five days ended December 31, 1994, was $2.2 million and $0.2 million, respectively.

ADVERTISING COSTS

     In accordance with Statement of Position No. 93-7, "Reporting on Advertising Costs," the Snapple Business expenses all advertising expenses as incurred except for production costs which are deferred and expensed when advertisements air for the first time. The amount of production costs deferred and included in the balance sheet at December 31, 1996, was not significant.

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the international operations of the Snapple Business were translated at exchange rates in effect as of the balance sheet date, while income and expenses were translated at average rates for the periods presented. Translation gains and losses were not material.

(4)  RESTRUCTURING CHARGES

     In September 1996, the Snapple Business recorded a restructuring charge of $16.6 million related to a change in how Snapple beverages are sold in certain Texas markets. Estimated savings from this restructuring action are expected to be about $2 million annually beginning in 1997, of which approximately 90 percent will be in cash.

     In December 1995, the Snapple Business recorded a restructuring charge of $24.4 million to reduce the amount of contract manufacturing capacity in the supply chain system. Estimated savings from this restructuring action of about $7 million annually, with approximately 90 percent in cash, have been in line with expectations. Refer to Note 8, "Copacker Contract Liabilities," for further discussion.

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS



     The  restructuring  charges  and  utilization  to date are as  follows  (in thousands):
                                                                                                          AS OF
                                                                   AMOUNTS CHARGED                  DECEMBER 31, 1996
                                                                        NON-                      AMOUNT       REMAINING
                                                           --------------------------------      -----------------------
                                                           CASH         CASH          TOTAL      UTILIZED       RESERVE
                                                           ----         ----          -----      --------       -------
1995
Loss on reduction of contract
  manufacturing capacity..............................$    22,500    $     1,900    $    24,400  $    12,400  $   12,000
                                                      ===========    ===========    ===========  ===========  ==========

1996
Severance and termination benefits....................$       500    $       --     $       500  $       300  $      200
Asset write-offs......................................        --          13,700         13,700       12,000       1,700
Loss on lease and other ..............................      2,400            --           2,400          --        2,400
                                                      -----------    -----------    -----------  -----------  ----------
Subtotal..............................................      2,900         13,700         16,600       12,300       4,300
                                                      -----------    -----------    -----------  -----------  ----------

Total    .............................................$    25,400    $    15,600    $    41,000  $    24,700  $   16,300
                                                      ===========    ===========    ===========  ===========  ==========



(5)  SUPPLEMENTARY EXPENSE INFORMATION

     The Snapple Business conducted its operations as an integrated component of Quaker's beverages business. Certain shared operating and general and administrative expenses were allocated to the Snapple Business by Quaker. Management believes that the methods used for allocating these expenses were reasonable.

Selling, general and administrative expenses were as follows (in thousands):



                                                         ELEVEN
                                                       MONTHS AND          TWENTY-FIVE
                                                        SIX DAYS              DAYS
                                                          ENDED               ENDED               TWELVE MONTHS ENDED
                                                       DECEMBER 6,        DECEMBER 31,                DECEMBER 31,
                                                                                               ----------------------
                                                          1994                1994              1995             1996
                                                          ----                ----              ----             ----
Advertising and merchandising..........................$    85,500        $    2,900        $   142,800     $    145,800
Selling and marketing (a) (b)..........................     17,700             1,200             34,300           42,600
Amortization of intangibles............................      9,500             3,700             53,700           54,200
Other general and administrative
  expenses (a) (b) (c).................................     48,400             2,000             52,000           39,700
                                                       -----------        ----------        -----------     ------------
Total selling, general and
  administrative expenses..............................$   161,100        $    9,800        $   282,800     $    282,300
                                                       ===========        ==========        ===========     ============


(a) Shared Operating Expenses- Quaker allocated a portion of shared operating expenses including broker selling expenses, certain other marketing expenses, certain other product research expenses, and certain other general and administrative services to the Snapple Business. These expenses were allocated to the Snapple Business on a basis that approximates actual costs of services provided as determined by various measures. The Snapple Business also participated in Quaker's consolidated insurance and risk management programs for property and casualty insurance. The Snapple Business was directly charged for related insurance costs.

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


(b) Employees- Certain employees of the Snapple Business were employed by Quaker and their compensation was paid by Quaker. These employees also participated in certain Quaker employee benefit plans. The Snapple Business was directly charged for actual salary costs and allocated fringe benefit costs. The allocated fringe benefit costs were allocated based on actual salary costs. Employees who were primarily employed in the Snapple Business on May 22, 1997, other than certain nontransferred employees as provided in the Agreement, were transferred to Triarc on the date of sale.

(c) Corporate Overhead Allocations- Quaker provided certain corporate general and administrative services to the Snapple Business including human resources, legal, finance, facility management and utilities. These expenses were allocated to the Snapple Business on a basis that approximates actual services provided as determined by various measures.

(6)  SELECTED CASH FLOW INFORMATION

     Due to the relationship between the Snapple Business and Quaker and the basis of presentation of the financial statements contained herein (Refer to Note 2, "Basis of Presentation"), the selected cash flow information presented below is not indicative of what the cash flows of the Snapple Business would have been if it had been a stand-alone entity or indicative of future cash flows of the Snapple Business (in thousands).

                                                                YEAR ENDED
                                                            DECEMBER 31, 1996
                                                            -----------------
     Cash used in operating activities (a).....................$   (29,000)
     Cash used in investing activities (b).....................     (9,200)
     Cash provided by financing activities (c).................     37,300
                                                               -----------
     Net decrease in cash and cash equivalents.................$      (900)
                                                               ===========

     (a) Operating Activities- Cash used in operating activities is primarily comprised of the net loss before interest and income taxes, adjusted for depreciation and amortization, and a decrease in accrued liabilities, partly offset by decreases in trade accounts receivable and inventory of approximately $21 million and $11 million, respectively.

     (b) Investing Activities- The principal component of cash used in investing activities is capital expenditures related to machinery and equipment included in the Combined Statement of Assets Acquired and Liabilities Assumed as of December 31, 1996.

     (c) Financing Activities- Cash advances made by Quaker to cover operating expenses and capital requirements of the Snapple Business are the principal component of cash provided by financing activities.

(7)  FINANCIAL INSTRUMENTS

     Financial instruments were primarily used to reduce the impact of commodity price fluctuations. The main financial instruments used were commodity options and futures contracts.

     The commodity hedge instruments were used to reduce the risk that raw material purchases would be adversely affected as commodity prices changed. While the hedge instruments were subject to the risk of loss from decreasing commodity prices, any losses would be generally offset by reduced costs of the purchases being hedged. Quaker, acting on behalf of the Snapple Business, did not trade these instruments with the objective of earning financial gains on the commodity price fluctuations, nor did it trade in commodities for which there were no underlying exposures. Quaker's management believes that its use of financial instruments to reduce the effects of commodity price fluctuation was in the best interest of the Snapple Business.

     Primarily purchases of corn sweetener were hedged for the Snapple Business. For the twelve months ending December 31, 1995 and 1996, approximately $23.9 million and $21.0 million, respectively, of the cost of goods sold was in hedged corn sweetener. Quaker's strategy is typically to hedge certain production requirements for various periods up to 12 months. As of December 31, 1995 and 1996, approximately 51 percent and 39 percent, respectively, of hedgeable production requirements for the next 12 months were hedged. Realized losses charged to cost of goods sold in 1995 were immaterial. No realized gains or losses related to commodity options and futures contracts were deferred as of December 31, 1996. Realized gains credited to cost of goods sold in 1996 were $2.1 million. The unrealized losses on open commodity instruments as of December 31, 1996, based on quotes from brokers, were net losses of $0.9 million.

(8)  COPACKER CONTRACT LIABILITIES

     The Snapple Business has entered into long-term agreements with certain copackers (contract manufacturers). These arrangements require the Snapple
Business to purchase minimum volumes over various determined time periods through 2000. Inventory product costs under these arrangements include a case-rate packing fee plus a fixed fee, if any, that is incurred if the minimum volume is not met. At December 31, 1996, an accrual of $6.4 million was established for fixed fees incurred in 1996. In conjunction with restructuring actions taken in December 1995, an accrual was established for fixed fees for certain agreements where it was anticipated that production capacity would not be used through the duration of the agreements. The accrual balance related to these fixed fees at December 31, 1996, was $12.0 million. Based on forecasted volumes and margins, no other minimum volume fees have been accrued as of December 31, 1996. Changes in assumptions, as well as actual experience, could cause these estimates to change. Refer to Note 4, "Restructuring Charges," for further discussion.

(9)  LITIGATION AND CLAIMS

     The Snapple Business is a party to a number of lawsuits and claims, which have been vigorously defended. Such matters arise out of the normal course of business and other issues. Certain of these actions seek damages in large amounts. While the results of litigation cannot be predicted with certainty, it is believed that the final outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Snapple Business. Changes in assumptions, as well as actual experience, could cause these estimates to change.




                                            SNAPPLE BEVERAGE BUSINESS OF
                                               THE QUAKER OATS COMPANY
                           COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                                                   (IN THOUSANDS)

                                                                                               MARCH 31,       MARCH 31,
                                                                                                 1996             1997
                                                                                                 ----             ----
                                                                                                       (UNAUDITED)
                                   ASSETS
Current assets:
     Cash and cash equivalents............................................................$         6,200  $      4,700
     Trade accounts receivable, net of allowances of $6,200 and $5,000
       as of March 31, 1996 and 1997, respectively........................................         57,100        26,600
     Inventories:
         Finished goods...................................................................         37,100        27,700
         Raw materials....................................................................          9,800         5,400
         Packaging materials and supplies.................................................          4,300         3,900
                                                                                          ---------------  ------------
               Total inventories..........................................................         51,200        37,000
     Vending equipment held for placement.................................................         13,700        11,800
     Other current assets.................................................................         10,700         4,400
                                                                                          ---------------  ------------
               Total current assets.......................................................        138,900        84,500
Property:
     Capital leases and leasehold improvements............................................          3,300         3,300
     Machinery and equipment..............................................................         32,000        32,500
                                                                                          ---------------  ------------
         Gross property...................................................................         35,300        35,800
     Less accumulated depreciation........................................................          7,500        11,200
                                                                                          ---------------  ------------
         Property, net....................................................................         27,800        24,600
Intangible assets, net of amortization ...................................................      1,828,800       272,700
Other assets   ...........................................................................         17,500        15,600
                                                                                          ---------------  ------------
               Total assets...............................................................$     2,013,000  $    397,400
                                                                                          ===============  ============

                           LIABILITIES AND EQUITY
Current liabilities:
     Trade accounts payable...............................................................$        25,300  $     19,600
     Accrued vacation, severance and sales incentives.....................................          1,300         1,900
     Accrued advertising and merchandising................................................         15,900        11,900
     Copacker contract liabilities........................................................         22,000        12,700
     Litigation and claims accrual........................................................         13,100         7,000
     Other accrued liabilities............................................................         23,000         8,000
                                                                                          ---------------  ------------
               Total current liabilities..................................................        100,600        61,100

Long term debt............................................................................            300           200
Other liabilities.........................................................................          4,700         1,500
                                                                                          ---------------  ------------
               Total liabilities..........................................................        105,600        62,800
                                                                                          ---------------  ------------
Net assets acquired and liabilities assumed...............................................$     1,907,400  $    334,600
                                                                                          ===============  ============







          The  accompanying  notes to the combined  financial  statements are an integral part of these statements.





                                              SNAPPLE BEVERAGE BUSINESS OF
                                                 THE QUAKER OATS COMPANY
                             COMBINED STATEMENTS OF CERTAIN REVENUES AND OPERATING EXPENSES

                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                       ------------------------
                                                                                       1996               1997
                                                                                       ----               ----
                                                                                            (IN THOUSANDS)
                                                                                              (UNAUDITED)

Net sales...........................................................................$   122,700     $         96,600
Cost of goods sold..................................................................     79,900               58,800
                                                                                    -----------     ----------------
      Gross profit..................................................................     42,800               37,800
                                                                                    -----------     ----------------

Advertising and merchandising.......................................................     27,400               25,300
Marketing and selling...............................................................      8,700                8,800
Amortization of intangibles.........................................................     13,500               13,400
Other general and administrative expenses...........................................     10,700               10,400
                                                                                    -----------     ----------------
      Selling, general and administrative expenses..................................     60,300               57,900
Loss on assets held for sale........................................................        --             1,404,000
                                                                                    -----------     ----------------

Loss before interest and income taxes...............................................$   (17,500)    $     (1,424,100)
                                                                                    ===========     ================









The accompanying notes to the combined financial statements are an integral partof these statements.


                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  PRINCIPLES OF COMBINATION

     The financial statements include certain assets and liabilities and the operations of the Snapple Beverage Business (Snapple Business). The Snapple Business is engaged in the production, marketing and distribution of beverages under the Snapple trademark and related trademarks and trade names through Snapple Beverage Corp. (Snapple) and its subsidiaries, as well as through The Quaker Oats Company (Quaker), a New Jersey corporation, and certain affiliates of Quaker. Snapple, a Delaware corporation, is a wholly-owned subsidiary of Quaker. Refer to Note 2, "Basis of Presentation," for further discussion regarding the presentation of the financial statements. The Snapple Business has U.S. and international operations. All significant intercompany transactions have been eliminated.

     On May 22, 1997, Quaker completed the sale of 100 percent of the shares of Snapple to Triarc Companies, Inc. (Triarc), a Delaware corporation located in New York, New York, for $300 million, subject to certain adjustments. In addition, certain other assets and liabilities related to the Snapple Business were transferred to Triarc or its affiliates.

(2)  BASIS OF PRESENTATION

     The combined financial statements have been prepared pursuant to the terms of the Stock Purchase Agreement (Agreement) between Quaker and Triarc. The combined statements of assets acquired and liabilities assumed as March 31, 1996 and 1997, and the combined statements of certain revenues and operating expenses for the three months ended March 31, 1996 and 1997, have been prepared by Quaker without audit. In the opinion of management, these financial statements include all adjustments necessary to present fairly the combined statements of assets acquired and liabilities assumed and the combined statements of certain revenues and operating expenses as of March 31, 1996 and 1997. All adjustments made have been of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP) have been condensed or omitted. Quaker believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not indicative of financial position or operating results for an entire year. It is suggested that these interim financial statements be read in conjunction with the audited Combined Statement of Assets Acquired and Liabilities Assumed of the Snapple Business as of December 31, 1996, and audited Combined Statements of Certain Revenues and Operating Expenses of the Snapple Business for the eleven-month and six-day period ended December 6, 1994, the twenty-five day period ended December 31, 1994, and the twelve months ended December 31, 1995 and 1996, and the notes thereto.

     The Snapple Business was not separately accounted for as a business segment of Quaker as it was operated as a product line of Quaker's beverages business. Line of business reporting for the Snapple Business prepared for managerial purposes contained allocations of the expenses of Quaker's beverages business including supply chain (procurement, production and quality control), human resource, finance and accounting functions. In addition, certain other expenses were allocated to the Snapple Business including certain research and development, information services, human resource, finance, legal and administrative functions that were performed on a company-wide basis for the benefit of all operating businesses of Quaker, including the beverages business. Separate specific balance sheet accounts were not maintained for items including, but not limited to, accounts payable, employee-related liabilities, taxes or financing. As a result, the distinct and separate accounts necessary to present complete separate financial statements of the Snapple Business have not been maintained by Quaker since Snapple was acquired.

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     As a result of the relationship between Snapple and Quaker, the financial position and results of operations are not indicative of the results of the Snapple Business had it been a stand-alone entity. Additionally, these financial statements are not indicative of the future financial position or results of operations of the Snapple Business.

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

     The Combined Statements of Assets Acquired and Liabilities Assumed consist of the assets and liabilities which were acquired by, or assumed by Triarc. Deferred tax assets and liabilities are excluded from the Combined Statements of Assets Acquired and Liabilities Assumed.

     Certain assets and liabilities related to the Snapple Business were retained by Quaker, including, among other things, a manufacturing facility and income tax liabilities pertaining to periods prior to the acquisition of the Snapple Business by Triarc.

COMBINED STATEMENTS OF CERTAIN REVENUES AND OPERATING EXPENSES

     The Combined Statements of Certain Revenues and Operating Expenses reflect the sales and substantially all of the costs of operating the Snapple Business in the normal and ordinary course. These costs include direct expenses and certain shared expenses incurred by Quaker on behalf of the Snapple Business. Management believes that the methods of allocating shared expenses to the Snapple Business are reasonable and approximate the costs of actual services provided. Interest and income taxes are excluded.

(3)  ESTIMATES AND ASSUMPTIONS

     The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

(4)  LOSS ON ASSETS HELD FOR SALE

     On March 27, 1997, Quaker entered into an agreement to sell the Snapple Business to Triarc. Under the provisions of Financial Accounting Standards Board
(FASB) Statement No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Snapple Business was then considered an asset held for sale and, as such, the carrying value of Quaker's basis in the Snapple Business was reduced to fair market value. The fair market value used in determining the impairment loss was based on the sale price of $300 million. Accordingly, a pretax impairment loss of $1.4 billion was recorded and a valuation reserve for the write-down of the excess carrying value over fair market value was established ($1.5 billion for the writedown of intangibles offset by $100 million in related deferred tax liabilities) in the first quarter of 1997.

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



(5) INTANGIBLES

     Intangible assets consist of goodwill, trademarks, proprietary formulas and distribution network/rights. Intangible assets are amortized on a straight-line basis. The balances of intangible assets at March 31, 1996, are as follows (in thousands):


                                                                                      LESS               INTANGIBLE
                                                            INTANGIBLE             ACCUMULATED             ASSETS-
                                                              ASSETS              AMORTIZATION               NET
                                                              ------              ------------               ---
Goodwill...................................................$    1,333,800         $     47,300       $      1,286,500
Trademark-Snapple..........................................       440,000               14,500                425,500
Trademark - Made From The Best
   Stuff on Earth..........................................         6,000                1,100                  4,900
Proprietary formulas.......................................        75,200                6,800                 68,400
Distribution network/rights................................        45,900                2,400                 43,500
                                                           --------------         ------------       ----------------
Intangible assets..........................................$    1,900,900         $     72,100       $      1,828,800
                                                           ==============         ============       ================


     The balances of intangible assets at March 31, 1997, including the valuation reserve related to the impairment loss as discussed in Note 4, are as follows (in thousands):

                                                                              LESS             LESS          INTANGIBLE
                                                         INTANGIBLE        ACCUMULATED       VALUATION         ASSETS-
                                                           ASSETS         AMORTIZATION        RESERVE            NET
                                                           ------         ------------        -------            ---
Goodwill.............................................$    1,335,000      $     81,300     $    1,253,700   $         --
Trademark-Snapple....................................       440,000            25,500            250,400         164,100
Trademark - Made From The Best
   Stuff on Earth....................................         6,000             2,000                --            4,000
Proprietary formulas.................................        75,200            11,800                --           63,400
Distribution network/rights..........................        45,700             4,500                --           41,200
                                                     --------------      ------------     --------------   -------------
Intangible assets....................................$    1,901,900      $    125,100     $    1,504,100   $     272,700
                                                     ==============      ============     ==============   =============




(6)  SELECTED CASH FLOW INFORMATION

     Due to the relationship between the Snapple Business and Quaker and the basis of presentation of the financial statements contained herein (Refer to Note 2, "Basis of Presentation"), the selected cash flow information presented below is not indicative of what the cash flows of the Snapple Business would have been if it had been a stand-alone entity or indicative of future cash flows of the Snapple Business (in thousands).

                                                         THREE MONTHS ENDED
                                                       -----------------------
                                                       MARCH 31,     MARCH 31,
                                                         1996          1997
                                                         ----          ----
     Cash used in operating activities (a)..........$   (17,000)   $  (16,500)
     Cash used in investing activities (b)..........     (2,500)       (1,200)
     Cash provided by financing activities (c)......     20,400        18,000
                                                    -----------    ----------
     Net increase in cash and cash equivalents......$       900    $      300
                                                    ===========    ==========

                          SNAPPLE BEVERAGE BUSINESS OF
                             THE QUAKER OATS COMPANY
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     (a) Operating Activities- Cash used in operating activities for the three months ended March 31, 1997, was primarily comprised of the net loss before interest and income taxes, adjusted for depreciation, amortization and the loss on assets held for sale, and increases in inventories and trade accounts receivable of approximately $12 million and $6 million, respectively, and a decrease in accrued liabilities of approximately $8 million, partly offset by an increase in accounts payable of approximately $9 million.

         Cash used in operating activities for the three months ended March 31, 1996, was primarily comprised of the net loss before interest and income taxes, adjusted for depreciation and amortization, and increases in inventories and trade accounts receivable of approximately $15 million and $16 million, respectively, partly offset by an increase in accounts payable of approximately $15 million.

     (b) Investing Activities- The principal component of cash used in investing activities is capital expenditures related to machinery and equipment included in the Combined Statements of Assets Acquired and Liabilities Assumed as of March 31, 1996 and 1997.

     (c) Financing Activities- Cash advances made by Quaker to cover operating expenses and capital requirements of the Snapple Business are the principal component of cash provided by financing activities.

(7)  LITIGATION AND CLAIMS

     The Snapple Business is a party to a number of lawsuits and claims, which have been vigorously defended. Such matters arise out of the normal course of business and other issues. Certain of these actions seek damages in large amounts. While the results of litigation cannot be predicted with certainty, it is believed that the final outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Snapple Business. Changes in assumptions, as well as actual experience, could cause these estimates to change.

(b)  Pro Forma Financial Information

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated balance sheet of Triarc Companies, Inc. and subsidiaries (the "Company") as of March 30, 1997 and condensed consolidated statements of operations of the Company for the year ended December 31, 1996 and for the three months ended March 30, 1997 have been prepared by adjusting such financial statements, as derived and condensed, as applicable, from (i) the consolidated financial statements in its Form 10-K for the year ended December 31, 1996 (the "Form 10-K") audited by Deloitte & Touche LLP and (ii) the unaudited condensed consolidated financial statements in its Form 10-Q for the three months ended March 30, 1997 (the "Form 10-Q"), to reflect first, the sale (the "RTM Sale") of the Company's restaurants to RTM Restaurant Group ("RTM") on May 5, 1997 as previously reported in a Form 8-K filed on May 20, 1997 and amended in a Form 8-K/A filed on August 4, 1997 and the sale (the "C&C Sale" and, collectively with the RTM Sale, the "Sales") of the Company's rights to the C&C beverage line, including the C&C trademark, on July 18, 1997 as previously reported in a Form 8-K filed on August 4, 1997 and second, the acquisition of Snapple and related transactions (the "Acquisition") on May 22, 1997. The combined statement of assets acquired and liabilities assumed of Snapple as of March 31, 1997 and combined statements of certain revenues and operating expenses of Snapple for the year ended December 31, 1996 and for the three months ended March 31, 1997 included in the pro forma condensed consolidated financial statements have been derived and condensed, as applicable, from (i) the combined financial statements for the year ended December 31, 1996 audited by Arthur Andersen LLP and (ii) the unaudited combined financial statements for the three months ended March 31, 1997, both included elsewhere herein. The pro forma adjustments for the allocation of the purchase price of Snapple on the pro forma condensed consolidated balance sheet and the effect thereof on pro forma adjustments to the pro forma condensed consolidated statements of operations are based on preliminary estimates and are subject to finalization. The pro forma condensed financial statements have been prepared as if all of the above transactions had occurred as of March 30, 1997 for the pro forma condensed consolidated balance sheet and as of January 1, 1996 for the pro forma condensed consolidated statements of operations. Such pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated balance sheet and statements of operations which should be read in conjunction with such statements. Such pro forma condensed consolidated financial statements should also be read in conjunction with the Company's audited consolidated financial statements appearing in the Form 10-K, the Company's unaudited condensed consolidated financial statements appearing in the Form 10-Q and the audited combined and unaudited combined financial statements of Snapple for the year ended December 31, 1996 and the three months ended March 31, 1997 appearing elsewhere herein. The pro forma condensed consolidated financial statements do not purport to be indicative of the actual financial position or results of operations of the Company had such transactions actually been consummated on March 30, 1997 and January 1, 1996, respectively, or of the future financial position or results of operations of the Company.





                                           TRIARC COMPANIES, INC. AND SUBSIDIARIES
                                       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                       MARCH 30, 1997


                                                       ADJUSTMENTS     PRO FORMA                     ADJUSTMENTS
                                            AS           FOR THE        FOR THE                        FOR THE
                                         REPORTED         SALES          SALES          SNAPPLE      ACQUISITION        PRO FORMA
                                         --------         -----          -----          -------      -----------        ---------
                                                                            (IN THOUSANDS)
                                                                              (UNAUDITED)

                ASSETS

Current assets:
  Cash and cash equivalents.........$    120,516   $        50  (i)   $    117,120   $    4,700   $    330,000  (a)  $      51,075
                                                        (4,196) (ii)                                   (67,950) (b)
                                                           750  (v)                                   (321,100) (c)
                                                                                                       (11,200) (d)
                                                                                                          (495) (e)
  Short-term investments............      58,460           --               58,460           --            --               58,460
  Receivables, net..................      85,088         2,977  (iii)       88,768        26,600           --              115,368
                                                           703 (v)
  Inventories.......................      55,914        (2,592) (iii)       53,322        37,000         4,801  (f)         95,123
  Assets held for sale .............      71,116       (71,116) (i)            --            --            --                  --
  Deferred income tax benefit.......      16,409           --               16,409           --            804  (e)         36,314
                                                                                                        19,101  (f)
  Prepaid expenses and other
     current assets..................     14,691           --               14,691        16,200           --               30,891
                                     -----------   -----------        ------------   -----------  ------------       -------------
      Total current assets...........    422,194       (73,424)            348,770        84,500       (46,039)            387,231
Investment in Snapple................        --            --                  --            --        321,100  (c)            --
                                                                                                      (321,100) (f)
Properties, net.....................     105,995            (2) (v)        105,993        24,600        (7,927) (f)        122,666
Unamortized costs in excess
   of net assets of acquired
   companies........................     202,026           --              202,026           --        102,257  (f)        304,283
Trademarks..........................      56,187        (1,575) (v)         54,612       272,700       (62,700) (f)        264,612
Deferred costs, deposits and
   other assets.....................      58,155         1,329  (i)         61,449        15,600        11,200  (d)         98,513
                                                          (385) (iii)                                   12,150  (f)
                                                        (2,950) (iv)                                    (1,886) (e)
                                                         5,300  (v)
                                    ------------   -----------        ------------   -----------  ------------       -------------
                                    $    844,557   $   (71,707)       $    772,850   $   397,400  $      7,055       $   1,177,305
                                    ============   ===========        ============   ===========  ============       =============





                                                       TRIARC COMPANIES, INC. AND SUBSIDIARIES
                                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                                                   MARCH 30, 1997


                                                         ADJUSTMENTS     PRO FORMA                     ADJUSTMENTS
                                              AS           FOR THE        FOR THE                        FOR THE
                                           REPORTED         SALES          SALES          SNAPPLE      ACQUISITION        PRO FORMA
                                           --------         -----          -----          -------      -----------        ---------
                                                                              (IN THOUSANDS)
                                                                                (UNAUDITED)

      LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term
     debt.............................$    101,006   $   (69,517) (i)  $      31,489   $       --   $      7,000  (a)  $     15,539
                                                                                                         (22,950) (b)
  Accounts payable....................      42,949           --               42,949        19,600           --              62,549
  Accrued expenses and other
     current liabilities..............     110,162          (220) (i)        105,453        41,500        17,229  (f)       164,182
                                                          (4,196) (ii)
                                                          (1,150) (iv)
                                                             681  (v)
                                                             176  (v)
                                        ----------    ----------        ------------    ----------    ----------        -----------
      Total current liabilities.......     254,117       (74,226)            179,891        61,100         1,279            242,270
Long-term debt........................     487,612           --              487,612           200       323,000  (a)       765,812
                                                                                                         (45,000) (b)
Deferred income taxes.................      34,464           --               34,464           --         42,131  (f)        76,595
Deferred income and
   other liabilities..................      28,280         4,015  (v)         32,295         1,500          (315) (e)        55,302
                                                                                                          21,822  (f)
Minority interests....................      34,316           --               34,316           --            --              34,316
Stockholders' equity (deficit):
  Common stock........................       3,398           --                3,398           --            --               3,398
  Additional paid-in capital..........     163,416           --              163,416           --            --             163,416
  Accumulated deficit.................    (113,001)       (1,800) (iv)      (114,497)          --         (1,262) (e)      (115,759)
                                                             304  (v)
  Treasury stock......................     (45,760)          --              (45,760)          --            --             (45,760)
  Other...............................      (2,285)          --               (2,285)          --            --              (2,285)
  Net assets of Snapple...............         --            --                  --        334,600      (334,600) (f)           --
                                      ------------   -----------       -------------   -----------  ------------       -----------
      Total stockholders' equity......       5,768        (1,496)              4,272       334,600      (335,862)             3,010
                                      ------------   -----------       -------------   -----------  ------------       ------------
                                      $    844,557   $   (71,707)      $     772,850   $   397,400  $      7,055     $    1,177,305
                                      ============   ===========       =============   ===========  ============     = ============

RTM Sale Pro Forma Adjustments

   (i) To reflect the RTM Sale consisting of restaurants sold to RTM for (i) the proceeds of $50,000 in cash, a $1,950,000 note due 2000 with a discounted value of $1,329,000 and the assumption by RTM of
          $54,642,000 of mortgage and equipment notes and $14,875,000 of capitalized lease obligations, (ii) the elimination of the assets held for sale of $71,116,000 and (iii) the recording of the $220,000 net difference against amounts previously accrued.

   (ii) To reflect the payment of $3,252,000 of previously accrued transaction costs, including real estate transfer taxes, mortgage recording costs, fairness opinions and valuations, legal and accounting, and the payment to RTM of $944,000 of reserves for employee benefits.

   (iii) To reflect a receivable from RTM for the value of inventories of $2,592,000 and restaurant lease and utility deposits of $385,000 transferred to RTM with settlement due within 30 days.

   (iv) To reflect the write-off of previously unamortized deferred financing costs of $2,950,000, less related tax benefit of $1,150,000 relating to the debt assumed by RTM.

C & C Sale Pro Forma Adjustments

     (v) To reflect the C&C Sale consisting of the C&C trademark and equipment related to the operation of the C&C beverage line to Kelco Sales & Marketing Inc. ("Kelco") for the proceeds of $750,000 in cash and an $8,650,000 note (the "Note") with a discounted value of $6,003,000 consisting of $4,373,000 relating to the C&C Sale and $2,380,000 relating to future revenues. The Note is classified $703,000 as current receivables and $5,300,000 as non-current deferred costs, deposits and other assets. The $2,380,000 of deferred revenues consists of (i) $2,096,000 relating to minimum take-or-pay commitments for sales of concentrate for C&C products to Kelco and (ii) $284,000 relating to future technical services to be performed for Kelco by the Company, both under a contract with Kelco. Such deferred revenues are classified $231,000 as current accrued expenses and $2,149,000 as non-current deferred income and other liabilities. The excess of the proceeds of $4,373,000 over the carrying value of the C&C trademark of $1,575,000 and the related equipment of $2,000 resulted in a pretax gain of $2,796,000 which is being recognized pro-rata between the gain on sale and the carrying value of the assets sold based on the cash proceeds and collections under the Note since realization of the Note is not yet fully assured. As such, $480,000 of such pretax gain has been recognized currently which, less taxes of $176,000 at the incremental income tax rate of 36.6%, results in a net gain of $304,000. The remaining $2,316,000 has been deferred, of which $450,000 is classified as current accrued expenses and $1,866,000 is classified as non-current deferred income and other liabilities.

Snapple Acquisition Pro Forma Adjustments

     (a) To reflect the borrowing, on the date of the Acquisition, by Snapple and Mistic Brands, Inc. ("Mistic"), a subsidiary of the Company, of $330,000,000 under a $380,000,000 credit agreement (the "Credit Agreement") entered into by Snapple, Mistic and Triarc Beverage Holdings Corp., a subsidiary of the Company and the parent of Snapple and Mistic.

     (b) To reflect the repayment of all outstanding borrowings under Mistic's former bank facility. (c) To reflect the Company's investment in Snapple of $321,100,000 of purchase price (including certain post-closing adjustments and subject to additional post-closing adjustments) including $10,300,000 of estimated fees and expenses.

   (d) To reflect the payment of estimated deferred financing costs of $11,200,000 associated with the Credit Agreement.

   (e) To record the additional effects of the repayment of Mistic's debt (see (b) above) comprised of (i) the write-off of unamortized deferred financing costs of $1,886,000, (ii) the repurchase of stock appreciation rights held by a lender under the refinanced debt ($492,000 paid in satisfaction of a recorded estimated liability of $315,000), (iii) $3,000 of related legal fees and (iv) the tax benefit of the above of $804,000.

   (f) To record the allocation of the purchase price of Snapple, on a preliminary basis subject to finalization, as follows (in thousands):

                                                                                                                    DEBIT
                                                                                                                  (CREDIT)
                                                                                                                  --------
          Adjust "Inventories" to fair value .................................................................$       4,801
          Adjust "Properties, net" to (i) to eliminate refrigerated display cases to conform accounting to the Company's  policy of expensing  when  purchased and placed in  service  ($7,812) and (ii) write off other  acquired properties which the Company
               plans to abandon ($115) .......................................................................       (7,927)
          Adjust "Trademarks" to reduce the fair value of the trademarks and tradenames, formulas and distribution network of Snapple in accordance with an independent
               appraisal  ....................................................................................      (62,700)
          Adjust "Deferred costs, deposits and other assets" to (i) write up Snapple's investments in affiliates to fair value principally in accordance with an independent appraisal
               ($13,346) and (ii) eliminate Snapple's investment in its own distribution routes
               ($1,196) ......................................................................................       12,150
          Adjust accrued expenses and other current liabilities to record (i) the fair value of the current portion of the Company's long-term production contracts with copackers which the Company does not anticipate utilizing based on  the future volumes projected by the Company ($5,144), (ii)  the Company's obligations relating to employee severance, stay bonuses and outplacement services for terminated Snapple employees notified at or shortly after the Acquisition ($3,799), (iii) obligations related to contracts terminated by the Company for advertising and marketing programs committed to prior to the
               Acquisition ($2,386) and (iv) an estimate of other liabilities to be identified the
               Company in the finalization of the purchase accounting allocation in connection with
               the Acquisition ($5,900).......................................................................      (17,229)
          Adjust "Deferred income and other liabilities" to record the fair value of the long-term portion of the Company's long-term production contracts with copackers which the
               Company does not anticipate utilizing based on future volumes projected by the
               Company .......................................................................................      (21,822)
          Establish deferred income taxes relating to Snapple and the purchase accounting adjustments herein consisting of a current asset ($19,101) and a noncurrent liability
               ($42,131)......................................................................................      (23,030)
          Eliminate the net assets of Snapple.................................................................      334,600
          Eliminate the Company's investment in Snapple included as a component of
               "Stockholders' equity (deficit)"..............................................................      (321,100)
          Record the excess of the Company's investment in Snapple over the adjusted net assets of Snapple as "Unamortized costs in excess of net assets of acquired companies"
               ("Goodwill")....................................................................................     102,257
                                                                                                               ------------
                                                                                                               $        --
                                                                                                               ============




                                            TRIARC COMPANIES, INC. AND SUBSIDIARIES
                                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                             FOR THE YEAR ENDED DECEMBER 31, 1996

                                                      ADJUSTMENTS     PRO FORMA                      ADJUSTMENTS
                                          AS            FOR THE        FOR THE                         FOR THE
                                       REPORTED          SALES          SALES            SNAPPLE     ACQUISITION         PRO FORMA
                                       --------          -----          -----            -------     -----------         ---------
                                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                                                (UNAUDITED)

Revenues:
    Net sales........................$    931,920  $   (228,031) (i)  $   692,726  $      550,800  $        --        $   1,243,526
                                                            444  (v)
                                                        (11,607) (vi)
    Royalties, franchise fees
      and other revenues.............      57,329         9,121  (ii)      66,510             --            --               66,510
                                                             60  (v)
                                          989,249      (230,013)          759,236         550,800           --            1,310,036
                                     ------------   -----------        ----------  --------------  ------------       -------------
Costs and expenses:
    Cost of sales....................     652,109      (187,535) (i)      454,454         352,900           --              807,354
                                                            178 (v)
                                                        (10,298) (vi)
    Advertising, selling and
      distribution...................     139,662       (24,764) (i)      113,196         188,400        (6,826) (a)        294,770
                                                         (1,702) (vi)
    General and administrative.......     131,357        (9,913) (i)      121,010          93,900       (44,929) (b)        169,981
                                                           (434) (vi)
    Reduction in carrying value
       of long-lived assets
       impaired or to be
      disposed of....................      64,300       (58,900) (i)        5,400             --            --                5,400
    Facilities relocation and
      corporate restructuring........       8,800        (2,400) (i)        6,400          16,600           --               23,000
                                     ------------   -----------        ----------  --------------  ------------       -------------
                                          996,228      (295,768)          700,460         651,800       (51,755)          1,300,505
                                     ------------   -----------        ----------  --------------  ------------       -------------
      Operating profit (loss)........      (6,979)       65,755            58,776        (101,000)       51,755               9,531
Interest expense.....................     (73,379)        8,421  (iii)    (65,231)            --        (28,274) (d)        (93,505)
                                                           (273) (v)
Gain on sale of businesses, net......      77,000           --             77,000             --            --               77,000
Other income, net....................       7,996            16  (vi)       8,695             --            --                8,695
                                                            683 (vii)
      Income (loss) before income
        taxes and minority
        interests.....................      4,638        74,602            79,240        (101,000)       23,481               1,721
Provision for income taxes............    (11,294)      (28,406) (iv)     (40,278)            --         28,957  (e)        (11,321)
                                                           (578) (viii)
Minority interests in income
  of consolidated subsidiaries.......      (1,829)          --             (1,829)            --            --               (1,829)
                                     ------------   -----------        ----------  --------------  ------------       -------------
      Income (loss) before
         extraordinary items.........$     (8,485)  $    45,618        $   37,133  $     (101,000) $     52,438       $     (11,429)
                                     ============   ===========        ==========  ==============  ============       ==============
      Income (loss) before
         extraordinary items
         per share...................$       (.28)                     $     1.24                                     $       (0.38)
                                     ============                      ==========                                     =============





                                            TRIARC COMPANIES, INC. AND SUBSIDIARIES
                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           FOR THE THREE MONTHS ENDED MARCH 30, 1997

                                                      ADJUSTMENTS     PRO FORMA                       ADJUSTMENTS
                                          AS            FOR THE        FOR THE                          FOR THE
                                       REPORTED          SALES          SALES            SNAPPLE      ACQUISITION        PRO FORMA
                                       --------          -----          -----            -------      -----------        ---------
                                                             (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                                       (UNAUDITED)

Revenues:
    Net sales........................$    192,086   $   (52,134) (i)  $   136,832  $       96,600  $          --       $    233,432
                                                             111 (v)
                                                          (3,231)(vi)
    Royalties, franchise fees
      and other revenues.............      13,315         2,085  (ii)      15,415             --              --             15,415
                                                             15  (v)
                                          205,401       (53,154)          152,247          96,600             --            248,847
                                     ------------   -----------        ----------  --------------  --------------      ------------

Costs and expenses:
    Cost of sales....................     125,883       (40,962) (i)       82,081          58,800             --            140,881
                                                             44  (v)
                                                         (2,884) (vi)
    Advertising, selling and
      distribution...................      29,345        (5,597) (i)       23,533          34,100          (2,068)(a)        55,565
                                                           (215) (vi)
    General and administrative.......      30,714        (2,366) (i)       28,231          23,800         (11,083)(b)        40,948
                                                           (117) (vi)
    Facilities relocation and
      corporate restructuring               1,883        (1,706) (i)          177             --              --                177
    Loss on assets held for sale.....         --            --                --        1,404,000      (1,404,000)(c)           --
                                     ------------   -----------        ----------  --------------  --------------      -----------
                                          187,825       (53,803)          134,022       1,520,700      (1,417,151)          237,571
                                     ------------   -----------        ----------  --------------  --------------      ------------
      Operating profit (loss)........      17,576           649            18,225      (1,424,100)      1,417,151            11,276
Interest expense.....................     (15,702)        2,020  (iii)    (13,752)            --           (6,914)(d)       (20,666)
                                                            (70) (v)
      Other income, net..............       4,111            33  (vi)       4,323             --              --              4,323
                                                            179 (vii)
      Income (loss) before income
         taxes and minority
         interests...................       5,985         2,811             8,796      (1,424,100)      1,410,237            (5,067)

Benefit from (provision for)
  income taxes.......................      (3,052)       (1,012) (iv)      (4,141)            --            5,088 (e)           947
                                                            (77) (viii)
Minority interests in income
  of consolidated subsidiaries.......      (4,110)          --             (4,110)            --              --             (4,110)
                                     ------------   -----------        ----------  --------------  --------------      ------------
      Income (loss) before
         extraordinary items.........$     (1,177)  $     1,722        $      545  $   (1,424,100) $    1,415,325      $     (8,230)
                                     ============   ===========        ==========  ==============  ==============      =============
      Income (loss) before
         extraordinary items
         per share...................$       (.04)                     $     0.02                                      $     (0.28)
                                     ============                      ==========                                      ============



     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED) RTM Sale Pro Forma Adjustments (i) To reflect the elimination of the sales, cost of sales, advertising, selling and distribution expenses and allocated general and administrative expenses, the reduction in carrying value of long-lived assets impaired or to be disposed of for the year ended December 31, 1996 related to the sold restaurants and the portion of the facilities relocation and corporate restructuring charge associated with restructuring the restaurant segment in connection with the RTM sale. The allocated general and administrative expenses reflect the portion of the Company's total general and administrative expenses allocable to the operating results associated with the restaurants sold as determined by management of the Company. Such allocated amounts consist of (i) salaries, bonuses, travel and entertainment expenses, supplies, training and other expenses related to area managers who have responsibility for the day-to-day operation of the sold restaurants and (ii) the portion of general corporate overhead (e.g. accounting, human resources, marketing, etc.) estimated to be attributable to the restaurants. Since the Company no longer owns Arby's restaurants but continues to operate as an Arby's franchisor, it is undertaking a reorganization of its restaurant segment eliminating approximately 60 positions in its corporate and field administrative offices and significantly reducing leased office space. The effect of the elimination of income and expenses of the sold restaurants is significantly greater in the year ended December 31, 1996 as compared with the three months ended March 30, 1997 principally due to two 1996 eliminations which did not recur in the 1997 period for (i) the $58,900,000 reduction in carrying value of long-lived assets associated with the restaurants sold and (ii) depreciation and amortization on the long-lived restaurant assets sold, which had been written down to their estimated fair values as of December 31, 1996 and were no longer depreciated or amortized while they were held for sale.

     (ii) To reflect royalties on the sales of the sold restaurants at the rate of 4%.

     (iii)To reflect a reduction to interest expense relating to the debt assumed by RTM.

     (iv) To reflect the income tax effects of the above at the incremental income tax rate of 38.9%.

C&C Sale Pro Forma Adjustments

   (v) To reflect (i) realization of deferred revenues based on the portion of the minimum take or pay commitment for sales of concentrate for C&C products to Kelco to be fulfilled and fees related to the technical services to be performed, both under the contract with Kelco, (ii) amortization of the discount on the deferred revenues and (iii) recognition of the estimated cost of the concentrate to be sold.

   (vi) To reflect the elimination of sales, cost of sales, advertising, selling and distribution expenses, general and administrative expenses and other expense related to the C&C beverage line.

   (vii)  To reflect amortization of the discount on the Note.

  (viii) To reflect the income tax effects of the above at the incremental income tax rate of 36.6%.


Snapple Acquisition Pro Forma Adjustments


   (a)    Represents adjustments to "Advertising, selling and distribution" expenses as follows (in thousands):

                                                                              YEAR ENDED         THREE MONTHS ENDED
                                                                           DECEMBER 31, 1996       MARCH 30, 1997
                                                                           -----------------       --------------
          Record (reverse) net purchases (depreciation) of
              refrigerated display cases expensed when
              purchased and placed in service................................$      3,174            $        (568)
          Reverse reported take-or-pay expense for obligations
              associated with long-term production contracts
              as a result of adjustment to fair value........................     (10,000)                  (1,500)
                                                                             ------------            -------------
                                                                             $     (6,826)           $      (2,068)
                                                                             ============            =============


   (b)    Represents adjustments to "General and administrative" expenses as follows (in thousands):

                                                                              YEAR ENDED         THREE MONTHS ENDED
                                                                           DECEMBER 31, 1996       MARCH 30, 1997
                                                                           -----------------       --------------

          Record amortization of trademarks and tradenames
              over an estimated life of 35 years.............................$      6,000            $       1,500
          Record amortization of Goodwill over an estimated
              life of 35 years...............................................       2,922                      730
          Reverse reported amortization of intangibles.......................     (54,200)                 (13,400)
          Record amortization  relating to the excess of fair value of an equity investment over the underlying book value
              over an estimated life of 35 years.............................         349                       87
                                                                             ------------            -------------
                                                                             $    (44,929)           $     (11,083)
                                                                             ============            =============

   (c) To reverse the historical loss on sale of assets for the three months ended March 30, 1997 related to the reduction of the carrying value of the Snapple Business in connection with its sale to Triarc.

   (d)    Represents adjustments to "Interest expense" as follows (in thousands):

                                                                              YEAR ENDED         THREE MONTHS ENDED
                                                                           DECEMBER 31, 1996       MARCH 30, 1997
                                                                           -----------------       --------------

          Record interest expense at weighted average rate of
              10.2% on $330,000,000 of borrowings associated
              with the Credit Agreement......................................$     (33,424)          $      (8,030)
          Record amortization on $11,200,000 of deferred financing
              costs associated with the Credit Agreement.....................       (1,889)                   (472)
          Reverse reported interest expense on Mistic's former
              bank facility..................................................        6,086                   1,393
          Reverse reported amortization of deferred financing costs
              associated with Mistic's former bank facility..................          953                     195
                                                                             -------------           -------------
                                                                             $     (28,274)          $      (6,914)
                                                                             ==============          ==============




         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)

   (e)    Represents adjustments to "Benefit from (provision for) income taxes" (in thousands):

                                                                              YEAR ENDED         THREE MONTHS ENDED
                                                                           DECEMBER 31, 1996       MARCH 30, 1997
                                                                           -----------------     -------------------

          To  reflect an income tax benefit on the  adjusted
              historical  pretax loss at 39% (exclusive of nondeductible
              Goodwill write-off and/or amortization)  since no income
              tax  benefit is  reflected  in the reported historical
              results of operations.................... ....................$      26,286           $      63,024
          To reflect the estimated income tax effect of the
              above adjustments (exclusive of nondeductible
              Goodwill write-off and/or amortization) at 39%.................        2,671                 (57,936)
                                                                             -------------           -------------
                                                                             $      28,957           $       5,088
                                                                             =============           =============



     (f) The accompanying pro forma condensed consolidated statements of operations do not reflect cost savings that the Company believes it will achieve from changes in operating strategies subsequent to the acquisition of Snapple and operational synergies with Mistic. Such savings include cost reductions in domestic advertising and marketing and general and administrative expenses and more cost-efficient international operations. With respect to domestic advertising, the Company plans to reduce such expenditures to approximately $1.90 per case from the pre-Acquisition 1996 level of approximately $2.65 per case through elimination of programs, such as product giveaways, which it considers non-effective, and the reduction of advertising development costs including talent, production and agency costs. The Company believes it can achieve such levels since the 1996 advertising and marketing levels at Mistic were approximately $1.56 per case. Domestic general and administrative expenses are being reduced through space reductions and elimination of excess personnel. The corporate office facilities related to Snapple have been reduced from approximately 50,000 square feet at The Quaker Oats Company corporate facility to 12,500 square feet at the Triarc Beverage Group in White Plains, New York. Further, the Company has reduced administrative personnel, facilitated in part by the integration with Mistic. With respect to international operations, Snapple incurred significant losses in 1996. The Company intends to rationalize its international advertising and marketing and general and administrative expenses similar to its domestic operations to eliminate such losses.

   (c) Exhibits

       None

                                 SIGNATURE







         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRIARC COMPANIES, INC.
                                       (Registrant)



Date: August 5, 1997                    By:  /s/ JOHN L. BARNES, JR.
                                        -----------------------
                                        John L. Barnes, Jr.
                                        Senior Vice President
                                        and Chief Financial Officer